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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 NOVEMBER 21, 1995

                                   AMRESCO, INC.

   STATE OF DELAWARE                0-8630                      59-1781257
(State of incorporation)     (Commission File No.)            (IRS Employer
                                                            Identification No.)

                            1845 WOODALL RODGERS FREEWAY
                                  DALLAS, TEXAS 75201
                 (Address of principal executive offices) (Zip Code)

          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 953-7700

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                                             Location of Exhibit Index - Page 4

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ITEM 5.  OTHER EVENTS.

    AMRESCO, INC. issued the following press release on November 21, 1995, filed hereunder in accordance with Rule 135(c) promulgated under the Securities Act of 1933:
    "DALLAS, TEXAS -- November 21, 1995 -- AMRESCO, INC. (Nasdaq: AMMB) announced today that it has priced a private placement in Europe of $45 million aggregate principal amount of its 8% Convertible Subordinated Debentures due 2005. The Debentures will be redeemable, in whole only, by AMRESCO after December 15, 1996, subject to certain conditions. The Debentures will be convertible at the option of holders into shares of AMRESCO's Common Stock at a conversion price of $12.50 per share, subject to adjustment in certain events. The Debentures will be unsecured, subordinated obligations of AMRESCO. The net proceeds from the offering, aggregating approximately $43 million, will be used to reduce borrowings under AMRESCO's Revolving Loan Agreement. It is anticipated that this placement will close not later than November 28, 1995.

    The Debentures (and the underlying common stock) will not be registered under the Securities Act of 1933, as amended, at the time of closing and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    The following documents are attached hereto as exhibits:

    (a)  Financial statements of businesses acquired -- not applicable.

    (b)  Pro forma financial information -- not applicable.

    (c)  Exhibits:

         99.1 AMRESCO, INC. Press Release dated November 21, 1995 entitled "Amresco Announces Pricing of Convertible Debt Placement."


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 1995                     AMRESCO, INC.


                                            By: /s/ L. Keith Blackwell
                                                ---------------------------
                                                Name:  L. Keith Blackwell
                                                Title: Secretary



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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION OF EXHIBIT             SEQUENTIAL PAGE NO.
-----------       ----------------------             -------------------
   99.1           AMRESCO ANNOUNCES                            5
                  PRICING OF CONVERTIBLE
                  DEBT PLACEMENT















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